UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2007

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip Code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On July 30, 2007, Emmett Hume resigned, effective immediately, as the Executive Vice President - International of ORBCOMM Inc.
(the “Company”) and entered into a separation agreement with the Company (the “Separation Agreement”), a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Separation Agreement provides that Mr. Hume will not be entitled to any severance payments in connection with his termination of employment with the Company.  Under the Separation Agreement, Mr. Hume executed a general release of the Company and upon effectiveness of the release, 10,000 unvested stock options granted Mr. Hume under a stock option agreement dated December 3, 2004 will vest and all his vested options will be exercisable until July 30, 2008.  The Company also waived any repurchase rights under the stock option agreement.  Any remaining unvested options will terminate immediately.

In addition, the covenants contained in the employment agreement dated April 6, 2005 between Mr. Hume and the Company relating to confidentiality, assignment of intellectual property rights, and one-year post-employment non-solicitation and non-competition restrictions (a description of which is included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders and is incorporated by reference herein) will continue to apply to Mr. Hume.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
            99.1   Separation Agreement dated July 30, 2007 by and between ORBCOMM Inc. and Emmett Hume.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By:	/s/ Christian LeBrun

	Name: Title:	Christian LeBrun Senior Vice President, General Counsel and Secretary

Date: August 3, 2007

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